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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-65454 of PDVSA Finance Ltd. and Petroleos de Venezuela, S.A. on Form F-3, of our report dated February 14, 2002 appearing in the Annual Report on Form 10-K of PDV America, Inc. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
March 28, 2002